Exhibit 99.3

FOR IMMEDIATE RELEASE

CIT PURSUING FINANCING ALTERNATIVES

     NEW YORK — July 16, 2009 — CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today announced that its Board of Directors and management, in consultation with their advisors, are continuing to evaluate alternatives to improve the Company’s liquidity. CIT is in discussions with potential lenders to secure financing.

     The Company is continuing to serve customers. CIT appreciates the strong support it has received from many of its 1 million small business and middle market customers, industry associations and dedicated employees.

About CIT

CIT (NYSE: CIT) is a bank holding company with more than $60 billion in finance and leasing assets that provides financial products and advisory services to small and middle market businesses. Operating in more than 50 countries across 30 industries, CIT provides an unparalleled combination of relationship, intellectual and financial capital to its customers worldwide. CIT maintains leadership positions in small business and middle market lending, retail finance, aerospace, equipment and rail leasing, and vendor finance. Founded in 1908 and headquartered in New York City, CIT is a member of the S&P 500 and Fortune 500. www.cit.com

FORWARD-LOOKING STATEMENTS

There can be no assurance that any discussions will result in improved liquidity for the Company. This press release contains forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, and in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and our Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that our discussions with our principal regulators do not result in any additional regulatory action or that any action is not granted on a timely basis or on favorable terms and conditions for the company, the risk that our pending application for participation in the FDIC’s TLGP program is denied or even if granted in whole or in part is not sufficient to address the company’s liquidity concerns, the risk that any regulatory solution that does not involve access to the TLGP program does not provide the liquidity that the company is seeking, the risks that we experience material negative changes to our liquidity, whether in response to market speculation, press reports or otherwise, the risk that the regulatory actions and other measures being pursued do not have the desired effect on our liquidity position, the risk that the capital markets initiatives being pursued or considered by the company are not available. capital markets liquidity; risks of and/or actual economic slowdown, downturn or recession; industry cycles and trends; demographic trends; risks inherent in changes in market interest rates and quality spreads; funding opportunities and borrowing costs; conditions and/or changes in funding markets, including commercial paper, term debt and the asset-backed securitization markets; uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks; adequacy of reserves for credit losses; risks associated with the value and recoverability of leased equipment and lease residual values; application of fair value accounting in volatile markets; changes in laws or regulations governing our business and operations; changes in competitive factors; future acquisitions and dispositions of businesses or asset portfolios; the risks associated with our being a bank holding company, including, but not limited to, whether our existing business activities are permissible activities. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
ken.brause@cit.com